                                                                  Exhibit (4)(a)

SECURITY EQUITY

                                                       CONTRACT NUMBER
                                                            12345

                                                          ANNUITANT
                                                          John Doe

                           INDIVIDUAL VARIABLE ANNUITY

                  NON-TAX QUALIFIED AND NON-CORPORATE QUALIFIED
                                  PARTICIPATING

This is a legal ANNUITY CONTRACT between the Contract Owner and Security Equity. PLEASE READ THIS CONTRACT CAREFULLY.

                                RIGHT TO EXAMINE

You may return this Contract within 10 days after receiving it. It may be delivered or mailed to us or the agent through whom it was purchased. The Contract will then be deemed void from the start. We will return the Accumulated Value in the Separate Accounts plus any premium taxes that had been deducted. However, if the contract has been issued as an IRA, we will return any purchase payment made including any premium taxes deducted.

In consideration of the Contract Owner's application and the purchase payments to be made as provided herein, we agree to pay benefits, to the extent required by this Contract, to those individuals entitled to such benefits.

ALL INSTALLMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF ONE OR MORE DIVISIONS OF THE SEPARATE ACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS.

Signed for the company at its Home Office, Armonk, NY 1O504.

V. P., GENERAL COUNSEL
AND SECRETARY                                                       PRESIDENT


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                             CONTRACT SPECIFICATIONS

CONTRACT NUMBER:           12345

CONTRACT OWNER:            John Doe

ANNUITANT:                 John Doe

ISSUE AGE:                 35

SEX:                       Male

DATE OF ISSUE:             July 1, 1994

AMOUNT OF INITIAL PURCHASE PAYMENT:         $10,000

Please see the attached application for the allocation of your initial purchase payment.

 FORM
NUMBERS

6000531
6010531
6030531
6040531
6050531
6060531
6070531
                                      1.01

6010531
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      1. DEFINITIONS IN THIS CONTRACT

WE, US AND OUR    Security Equity Life Insurance Company.

YOU AND YOUR      The owner of this Contract. The owner is as shown in the
                  application unless later changed as provided in this Contract.
                  The owner may be someone other than the Annuitant.

ACCUMULATED       The value under your Contract prior to the Annuity Date of all
VALUE             net purchase payments; Value all gains and losses, less any charges or amounts withdrawn.

ACCUMULATION      An accounting unit of measure that we use to determine the
UNIT              value in a Division prior to the Annuity Date.

AGE               The Annuitant's Age at his or her last birthday.

ANNUITANT         The individual upon whose life Annuity Payments are based and who may receive payments from the Contract under an annuity option.

ANNUITY DATE      The date on which Annuity Payments begin.

ANNUITY PAYMENT   One of a series of payments made under an annuity option.

ANNUITY SERVICE   The service office of Security Equity Life Insurance Company,
OFFICE            P.O. Box 203, Armonk, New York 10504.




ANNUITY UNIT      An accounting unit of measure that we use to calculate
                  variable Annuity Payments.

BENEFICIARY       The person named in the application or by later designation who may receive the Proceeds in the event of the Annuitant's or contract owner's death.

BUSINESS DAY      A day on which both we and the New York Stock Exchange are open for business.

CONTRACT --       This Contract, its riders, endorsements and amendments if any, and the application, a copy of which is attached to and made a part of the Contract, are the entire Contract.

CONTRACT          The same day and month as the Date of Issue for each
ANNIVERSARY       succeeding year that this Contract remains in force.




CONTRACT YEAR     A continuous 12 month period beginning on the Date of Issue and each Contract Anniversary thereafter.

DATE OF ISSUE     The effective date of the coverage under this Contract. It is also the date from which Contract Anniversaries are measured.

DIVISION          A Division of Separate Accounts Twenty-Six or Twenty-Seven.
                  Each Division invests solely in its corresponding G.T. Global Variable Investment Fund and takes the name of such G.T. Global Variable Investment Fund.

G.T. GLOBAL       Mutual fund portfolios that are the underlying investment
VARIABLE          vehicles for the Divisions of the Separate Accounts.
INVESTMENT
 FUNDS

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PROCEEDS          The amount we are obligated to pay under the terms of this
                  Contract.

RIGHT TO EXAMINE  The period during which the Contract can be cancelled
PERIOD            and treated as void from the Date of Issue.

SEPARATE ACCOUNTS Separate Accounts Twenty-Six and Twenty-Seven are each segregated investment accounts created by us. The Separate Accounts are registered with the Securities and Exchange Commission under the Investment Company Act of 1040 as unit investment trusts and meet the definition of "separate account" under the Federal securities laws.

VALUATION PERIOD  A period beginning at the close of business each Business Day and ending at the close of business of the following Business Day.

WRITTEN REQUEST   A notice or request in writing, signed by you and received by our Annuity Service Office. The request must be in a format and have content acceptable to us.

                  2. PURCHASE PAYMENTS

PURCHASE          Each purchase payment you make is payable at our Annuity
PAYMENTS          Service Office. The amount and frequency of  purchase
                  payments may vary. Each purchase payment after the first must be at least $100.



                  In any Contract Year after the first, we reserve the right not to accept purchase payments in excess of double the amount paid in the initial Contract Year. In the first Contract Year, purchase payments may be limited to the greater of double the total initial purchase payment or $25,000. In the event we exercise these rights, we will notify you in writing, at your last known address to us, 60 days in advance.

                  Prior approval is required before we will accept a purchase payment from you that would cause the Accumulated Value of your Contract to exceed $1,000,000. If the Accumulated Value of your Contract exceeds $1,000,000, no additional purchase payments will be accepted without prior approval from us.

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                  3. ACCUMULATION PROVISIONS

NET PURCHASE PAYMENT

                  We may deduct from any purchase payment applicable premium taxes or we may defer deduction of the taxes until the Annuity Date, if permitted by state law. The remaining balance is the net purchase payment.

ALLOCATION OF NET PURCHASE PAYMENTS

                  The net purchase payments will be allocated among the Divisions of the Separate Accounts in the proportion shown in the application or as you may choose at a later date. You may date. You may elect an allocation to a Division in whole percents between zero percent and 100 percent totalling 100%. The minimum initial allocation to any Division must be at least $500.

                  Such allocations may be changed at any time by Written Request submitted to us at our Annuity Service Office. Any allocation change will take effect with the first purchase payment received with or after our receipt of a Written Request for change and will continue in effect until subsequently changed. If any portion of purchase payments is received for allocation to a Division no longer offered by us, we will contact you to secure new allocations. If we are unable to contact you within 5 days of our receipt of your purchase payment we will return that portion to you.

ACCUMULATION UNITS IN THE DIVISIONS

                  We will establish an account in your name for each Division to which you allocate net purchase payments or transfer amounts. Net purchase payments and transfer amounts are allocated to Divisions and credited to your accounts in the form of Accumulation Units. The number of Accumulation Units that we will credit to each account is determined by dividing the portion of the net purchase payment or transfer amount for that account by the Accumulation Unit value for that Division at the end of the Valuation Period during which the net purchase payment or transfer request is received by us at our Annuity Service Office. The number of Accumulation Units credited in connection with the first net purchase payment is determined as of the end of the Valuation Period during which the Date of Issue falls. The number of Accumulation Units determined will not be affected by any subsequent changes in the values of the Accumulation Units. The Accumulation Unit value of the Divisions may increase or decrease from day to day based on investment results.

                  The number of Accumulation Units in any account will be increased at the end of a Valuation Period by any net purchase payments allocated to the corresponding Division during that Valuation Period and by any Accumulated Value transferred to that Division from another Division during that Valuation Period. The number of Accumulation Units in any account will be decreased at the end of a Valuation Period by any transfers of Accumulated Value out of the corresponding Division, by any partial withdrawals or surrenders from that Division, and by any administrative or surrender charges deducted from that Division during that Valuation Period.

                  4. CONTRACT CONTINUATION

AUTOMATIC NONFORFEITURE OPTION

                  This Contract does not require continuing purchase payments and will continue as a paid-up Contract until the earlier of the Annuity Date, surrender of the Contract, your death, or death of the Annuitant as long as your Accumulated Value is sufficient to pay fees and charges. Purchase payments may be resumed at any time prior to the Annuity Date, surrender, your death, or death of the Annuitant.

CONTRACT CONTINUATION

                  Notwithstanding the above, we may cancel this Contract , upon 60 days notice, at the end of any two consecutive Contract Years in which no purchase payments have been made, if both
                  (1) the total purchase payments made over the life of the Contract, less any withdrawals, are less than $2,000, and (2) the Accumulated Value at the end of such two year period is less than $2,000. Upon cancellation, we will pay you the Accumulated Value computed as of the Valuation Period during which the cancellation occurs, less the administration fee, if applicable. Such cancellation could have adverse tax consequences.

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                  5. VALUATION PROVISIONS - SEPARATE ACCOUNTS

SEPARATE ACCOUNTS

                  Separate Accounts Twenty-Six and Twenty-Seven are segregated investment accounts created by us under New York Law to receive and hold purchase payments for this Contract. We own the assets of the Separate Accounts and such assets are held, for the Separate Accounts, separately from the assets held in the General Account, other segregated asset accounts of Security Equity Life Insurance Company ("Security Equity"), and from each other.

                  The income, if any, gains and losses, realized or unrealized, on each Separate Account and each Division therein will be credited to or charged against the amounts allocated to such Separate Account and Division without regard to other income, gains or losses to Security Equity. That portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Separate Account will not be chargeable with liabilities arising out of any other business that Security Equity may conduct. We have the right to transfer to our General Account assets in excess of the amount equal to reserves and other liabilities of a Separate Account.

NET INVESTMENT FACTOR

                  Each Business Day we will calculate each Division's net investment factor. A Division's net investment factor measures its investment performance during a Valuation period. The net investment factor for each Division for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result:

                  Where (a) is:

                        (1) the net asset value per share of a G.T. Global Variable Investment Fund share held in the Division determined at the end of the current Valuation Period, plus

                        (2) the per share amount of any dividend or capital gain distribution made by a G.T. Global Variable Investment Fund on shares held in the Division if the "ex-dividend" date occurs during the current Valuation Period.

                  Where (b) is:

                        the net asset value per share of a G.T. Global Variable Investment Fund share held in the Division determined as of the end of the immediately preceding Valuation Period.

                  Where (c) is:
                           a factor representing the charges deducted from the Division on a dally basis for administrative expenses and mortality and expense risks. Such factor is equal on an annual basis to 1.40% (0.15% for administrative expenses and 1.25% for mortality and expense risks).

                  The net investment factor may be greater or less than or equal to one. Therefore, the value of an Accumulation or Annuity Unit may increase, decrease, or remain the same.

ACCUMULATION UNIT VALUE

                  The initial value of an Accumulation Unit in each Division in the Separate Accounts was arbitrarily set at $12 for the first Valuation Period. This value may increase or decrease from day to day based on investment results.

                  For each Division, the value of an Accumulation Unit is determined at the end of every Valuation Period. The value is determined by multiplying the Division's Accumulation Unit value for the end of the immediately preceding Valuation Period by the Division's net investment factor for the most current Valuation Period.

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ANNUITY UNIT VALUE

                  The initial value of an Annuity Unit in each Division in the Separate Accounts was arbitrarily arbitrarily set at $12 for the first Valuation Period. This value may increase or decrease from day to day based on investment results.

                  For each Division, the value of an Annuity Unit is determined at the end of every Valuation Period. The value is determined by multiplying such Division's Annuity Unit value for the end of the preceding Valuation Period by the product of (a) .99989256 once for each calendar day between the end of the sixth preceding Valuation Period and the end of the fifth preceding Valuation Period and (b) the Division's net investment factor for the fifth Valuation Period preceding such Valuation Period.

                  6. TRANSFERS

TRANSFERS

                  Prior to the Annuity Date, you may transfer amounts among the Divisions of the Separate Accounts. These transfers will be subject to the following conditions:

                  1. We must receive a request for transfer by Written Request;

                  2. Transfers from a Division may be made at any time and must be at least $500 (or the entire amount in a Division, if less than $500);

                  3. Any Accumulated Value remaining in a Division must be at least $500 (or the request may be treated as a request to transfer the entire amount in that Division);

                  4. There is no limit to the number of transfers that you may request. However, we reserve the right to assess a charge of up to $25 for each transfer in excess of twelve (12) transfers made in any Contract Year, excluding transfers made under the dollar cost averaging program.

                  Transfers involving the Divisions will be subject to additional terms and conditions that may be imposed by each Division's corresponding G .T. Global Variable Investment Fund. (See Postponement of Payments provision, Section 13.) You must instruct us as to what amounts should be transferred from each Division.

                  A transfer will be effective on the date the Written Request for transfer is received at our Annuity Service Office. We may revoke or modify the transfer privilege at any time, including the minimum amount for a transfer and the transfer charge, if any.

                  7. ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS

SEPARATE ACCOUNTS

                  We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions of the shares of a G.T. Global Variable Investment Fund that are held or purchased by the Separate Accounts for the Divisions. We reserve the right to eliminate the shares of any of the G.T. Global Variable Investment Funds and to substitute shares of another G.T. Global Variable Investment Fund or of another registered open-end investment company, if the shares or G.T. Global Variable Investment Funds are no longer available for investment or if in our judgement, further investment in any G .T. Global Variable Investment Fund should become inappropriate in view of the purpose of the Contract. We will not substitute any shares attributable to your interest in a Division of the Separate Accounts without at least 30 days notice to the owner and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940 or other applicable law. This will not prevent the Separate Accounts from purchasing other securities for other series or classes of contracts, or from permitting conversion between series or classes of contracts on the basis of requests made by owners.

                  We also reserve the right to establish additional Divisions of the Separate Accounts, each of which would invest in a new G.T. Global Variable Investment Fund, or in shares of another investment company, and to make such Divisions available to whatever class or series of contracts we choose. We also reserve the right to eliminate or combine Divisions of the Separate Accounts or to transfer assets between Divisions.

                  If we consider it to be in the best interest of persons having voting privileges under the contracts, the Separate Accounts may be operated as management companies under the Investment Company Act of 1940. They may be deregistered under that Act in the event registration is no longer required. They may be combined with other separate accounts; or the assets may be transferred to other separate accounts.


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                  8. CHARGES AND DEDUCTIONS

ADMINISTRATIVE CHARGES

                  Each year on the last day of the Contract Year, we may deduct an annual account administration fee ("account fee") as partial compensation for expenses relating to the issue and maintenance of this Contract and your account. On Accumulated Values of $20,000 or more, there will be no account fee. On Accumulated Values less than $20,000, the account fee assessed will be the lesser of $30 or 2% of your Accumulated Value for Contract Years ending prior to December 31,1999. Thereafter, the account fee may be adjusted annually, but in no event may it be adjusted by more than the amount that reflects the change in the Consumer Price Index since December 31, 1992, nor will it exceed $50. The account fee will be deducted from the G.T. Global Money Market Division; or from the Division with the largest portion of Accumulated Value if no G .T. Global Money Market Division investment exists on the Contract Anniversary. To the extent that the account fee is deducted from a Division, Accumulation Units will be cancelled to effect the deduction. On full surrender, the entire account fee, if applicable, will be assessed.

                  On occasion, the last day of a Contract Year will not fall on a Business Day. If the last day of a Contract Year and the next Business Day fall in the same calendar month, administrative charges will be taken on the next Business Day. If the last day of a Contract Year and the next Business Day do not fall in the same calendar month, administrative charges will be taken on the Business Day immediately preceding the last day of the Contract Year.

                  After the Annuity Date, the annual account fee will be deducted in equal amounts from each variable Annuity Payment made during the year. No such deduction will be made on fixed Annuity Payments.

                  We reserve the right to charge a fee to cover our expenses for special handling. Please refer to the Separate Account prospectus for current charges.

SURRENDER CHARGE

                  Upon full surrender of the Contract or partial withdrawal of Accumulated Value, we will apply a surrender charge to the gross withdrawal amount, excluding any applicable administrative charges. This surrender charge, expressed as a percentage of each net purchase payment, will apply to net purchase payments for seven years measured from the date the net purchase payment is received. The surrender charge schedule is as follows:

                  Years Since Receipt
                  of Purchase Payment                      Surrender Charge
                  -------------------                      ----------------
                           0                                       7%
                           1                                       6%
                           2                                       5%
                           3                                       4%
                           4                                       3%
                           5                                       2%
                           6                                       1%
                           7+                                      0%


                  You may withdraw an amount equal to ten percent (10%) of your Accumulated Value each year without incurring a surrender charge ("10% Free"). The annual 10% Free amount will be equal to 10% of the Accumulated Value on the date that the first partial withdrawal is made each Contract Year. The 10% Free amounts withdrawn will not reduce the net purchase payment still subject to a surrender charge. The 10% Free amount does not apply upon full surrender.

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                  After an amount equal to the 10% Free has been withdrawn,
                  additional amounts will be withdrawn from net purchase payments on a FlFO basis and will be subject to the surrender charges noted in the above table. Net purchase payments which were received more than seven (7) years prior to the date of withdrawal may be withdrawn without incurring a surrender charge. After all net purchase payments have been withdrawn, further withdrawals will be made from earnings without incurring a surrender charge. If the Accumulated Value is less than the net purchase payments subject to a surrender charge, the surrender charge will only be applied to the Accumulated Value. The surrender charge is not applied in the event of annuitization with us after three Contract Years, or on death of the Annuitant.

                  9. CASH WITHDRAWALS

CASH WITHDRAWALS

                  At any time before the Annuity Date and during the lifetime of the Annuitant, you may elect to receive a cash withdrawal payment. The election must be in the form of a Written Request and specify the amount of the withdrawal. It will be effective on the date that a Written Request for withdrawal is received at our Annuity Service Office.

                  You may request a full surrender or a partial withdrawal. A full surrender will result in a cash withdrawal payment equal to the Accumulated Value of your Contract at the end of the Valuation Period during which the election becomes effective, less any applicable administrative charges and surrender charge. A request for a partial withdrawal will result in a reduction in your Accumulated Value equal to the amount you receive plus any applicable surrender charge and administrative charges. The amount you receive can be less than the amount requested if your Accumulated Value is insufficient to cover applicable charges and produce the requested amount. Any withdrawal request cannot exceed the Accumulated Value of your Contract. Any applicable surrender charge will be calculated based upon the gross amount of withdrawal.

                  There is no limit on the frequency of partial withdrawals. However, the amount withdrawn must be at least $500 or, if less, the entire balance in a Division. If after the withdrawal (and deduction of any surrender charge) the amount remaining in the Division would be less than $500, we will treat the partial withdrawal as a withdrawal of the entire amount held in the Division. If a partial withdrawal plus any applicable surrender charge would reduce the Accumulated Value to less than $500, we will treat the partial withdrawal as a full surrender of the Contract. In the case of a partial withdrawal, you must instruct us as to the amounts to be withdrawn from each Division.

                  Cash withdrawals from a Division will result in the cancellation of Accumulation Units attributable to your account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Accumulated Value in the Division is reduced. The cancellation of such units will be based on the Accumulation Unit values of the Division at the end of the Valuation Period during which the cash withdrawal is effective.

                  If at the time you make a request for a full surrender or a partial withdrawal, you do not provide us with a Written Request not to -have Federal income taxes withheld, we must by law withhold such taxes from the taxable portion of any surrender or withdrawal.

                  Requests for cash withdrawal payments to a party other than you and/or to an address other than your address of record require a signature guarantee. In addition, if your address of record has been changed within the preceding 30 days, a signature guarantee is required.

                  Any cash withdrawal payment will be paid within seven days from our receipt of your Written Request, except as we may be permitted to defer such payment in accordance with the Investment Company Act of 1040 and applicable state insurance law.

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                  10. ANNUITY PROVISIONS

ANNUITY PROCEEDS

                  The annuity proceeds will equal the Accumulated Value, less any applicable premium taxes, administrative charges, and surrender charge on the Annuity Date. Only if the Annuity Date of the Contract occurs within the first three Contract Years, will the surrender charge be deducted from the annuity proceeds on the Annuity Date.

ANNUITY DATE

                  Annuity Payments will begin under the Contract on the Annuity Date unless the Contract has been surrendered or the Proceeds have been paid to the designated Beneficiary prior to that date. The Annuity Date will be the later of the first day of the first month following the Annuitant's 85th birthday or upon completion of five Contract Years, unless otherwise restricted, as in the case of a non-corporate qualified contract or by applicable law.

                  You may change the Annuity Date. An Annuity Date may be changed only by Written Request during the Annuitant's lifetime, and such a request must reach our Annuity Service Office at least 30 days before (1) the then current Annuity Date, and (2) the new Annuity Date. The new Annuity Date must be no later than the Annuity Date as defined in the paragraph above.

ELECTION OF ANNUITY OPTION

                  While the Annuitant is alive, you may choose any annuity option or change any choice, if your choice was not irrevocable, but only before Annuity Payments begin. The election must be made not later than thirty days prior to the time Annuity Payments begin. If an annuity option is not chosen prior to the Annuity Date, payments will begin to the Annuitant on the Annuity Date under the annuity option providing a Life Annuity with 120 Monthly Payments Guaranteed. (Option 2 below)

                  At the time annuity proceeds are payable to a Beneficiary, a Beneficiary may choose or change any annuity option if Proceeds are available to the Beneficiary in one sum.

                  A choice or change must be made by Written Request.

ANNUITY OPTIONS

                  (See Annuity Option Tables at the end of this Contract.) On the Annuity Date, the annuity proceeds may be placed under any of the following options:

                  OPTION 1. LIFE ANNUITY. We will pay a monthly income during a person's lifetime, which will cease with the last payment preceding the death of that person.

                  OPTION 2. LIFE ANNUITY WITH 60, 120, 180, OR 240 MONTHLY PAYMENTS GUARANTEED. We will pay a monthly income during a person's lifetime with the guarantee that if, at death of the person, payments have been made for less than 60 months, 120 months, 180 months, or 240 months, as elected, payments will be continued to the beneficiary during the remainder of the elected period.

                  OPTION 3. JOINT AND SURVIVOR INCOME FOR LIFE. We will make monthly payments jointly to two payees if both are living when the payments become payable. The Annuitant will be designated as primary payee. Full payments will continue so long as the primary payee is living. If the primary payee dies after payments begin, full payments or payments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other payee during his or her lifetime.

                  OPTION 4. INCOME FOR A FIXED PERIOD. We will pay the annuity proceeds in payments over a period of from 5 to 30 years. The amount of each payment will be based upon the period and the frequency of the payments selected from Option 4 Table.

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ALLOCATION OF ANNUITY

                  When you elect one of the annuity options, you may further elect to have the annuity purchased in the form of the variable annuity, fixed annuity, or a combination of both.

                  If no election is made to the contrary on these options, the Accumulated Value in the Divisions of the Separate Accounts will be applied to provide a variable annuity.

VARIABLE ANNUITY PAYMENTS

                  For the variable portion of an annuity option, the amounts applied to the annuity are used to purchase Annuity Units in the selected Division(s). The number of Annuity Units purchased in each Division is calculated as the dollar amount of the first Annuity Payment provided by Proceeds from that Division divided by the Annuity Unit value for the Division as of the Annuity Date. On any payment date, the amount of payment from each Division is calculated as the number of Annuity Units for the Division times the Annuity Unit value for the Division as of the payment date, less any applicable administrative charges.

                  Although variable Annuity Payments will vary to reflect performance of the Divisions, we guarantee that the dollar amounts of variable Annuity Payments will not be adversely affected by our actual expense and mortality results.

MINIMUM AMOUNTS

                  The minimum amount for each payee that can be placed under an option and the minimum amount of any payments under an option will be based on our rules at the time the option is to become effective (or as required by state law).

PAYEE

                  A person who receives Annuity Payments under an annuity option is a payee. Except for a legal guardian, a payee must generally be a natural person receiving benefits in his or her own right. With our consent, the payee may be a trustee, assignee, corporation, or partnership.

CONTINGENT PAYEE

                  The payee may name contingent payees, subject to any restrictions under an annuity option chosen during the Annuitant's lifetime, under the following conditions:

                  1. If you are the payee; or

                  2. If at any time after the Annuitant's death and during the option period no previously named contingent payee is living.

                  The named contingent payee will be disregarded if making that person or entity the contingent payee would prevent treatment of this Contract as an annuity for federal income tax purposes.

                  Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by Written Request satisfactory to us. Changes will only take effect when we accept them in writing at our Annuity Service Office. At that time, the contingent interest of any other person is terminated as of the date the payee signed the request, whether or not the payee is living when we receive the request.

LIFE INCOME OPTIONS

                  Life Income Options are based on the Annuitant's sex and age nearest birthday on the Annuity Date. We have the right to require satisfactory proof of age and sex. If age or sex has been incorrectly stated, the proper adjustments in payments will be made. We may also require proof that the payee is living on any payment due date.

DEATH OF PAYEE

                  If a payee dies, any installments still payable under an annuity option specifying a certain period will be paid as they become due to the surviving or next succeeding payee. If no designated payee survives, the commuted value of any unpaid installments will be paid in one sum to the estate of the last payee to die.

                                      5.02


6050531
(7/94)

RIGHTS UNDER ANNUITY OPTIONS

                  No payee has the right to make any change in the provisions of the agreement or to receive the benefits in any manner other than that stated in the agreement, unless such right was reserved in the agreement. We will not make any payments in advance, nor commute payments under any life income option.

CALCULATION OF PAYMENTS

                  Payments paid under an annuity option will be calculated using the effective annual rate of 4% compounded annually. The mortality table used in determining payments made under life income options is the 1983 Individual Annuitant Mortality Table a. In using this mortality table, ages of annuitants will be reduced by one year for annuity dates occurring during the 1990s, reduced two years for annuity dates occurring during the decade 2000-2009, and so on.

BASIS OF COMMUTATION

                  Commutation of payments under an annuity option will be calculated using the effective annual rate of 4% compounded annually.

EXTENDED PROVISIONS

                  Provisions for settlement of benefits different from those stated in this Contract may only be made upon written agreement with us.

COMPANY LIABILITY

                  We will be fully discharged by any payment we make before a Written Request for an election change, or revocation was made and is received in our Annuity Service Office.

                  11. DEATH BENEFIT

DEATH BENEFIT

                  In every case of death, we must receive due proof of death of the owner or Annuitant before we are obliged to act. For purposes of the death benefit, if the owner of the Contract is not an individual, the Annuitant shall be treated as the owner of the Contract.

                  (A) DEATH OF A CONTRACT OWNER WHO IS THE ANNUITANT.

                  If a contract owner dies prior to the Annuity Date, the death benefit will become payable to the contract owner's Beneficiary. If the surviving spouse is the contract owner's beneficiary, the spouse may elect to continue the contract as the new owner and Annuitant. The death benefit, if more than the accumulated value, will be paid to the surviving spouse by crediting the Contract with an amount equal to the difference between the death benefit and the accumulated value.

                  If a contract owner dies on or after the Annuity Date, no death benefit will be payable under the Contract except as may be provided under the annuity option elected.

                  (B) DEATH OF A CONTRACT OWNER WHO IS NOT THE ANNUITANT

                  If a contract owner dies prior to the Annuity Date, the Accumulated Value, less any applicable administrative charges, or surrender charge, will be distributed to the contract owner's Beneficiary. However, if the surviving spouse is the annuitant or the contract owner's Beneficiary, the spouse may continue the contract as the new owner and Annuitant.

                  If a contract owner dies on or after the Annuity Date, no death benefit will be payable under the Contract, and the contract must continue to be distributed at least as rapidly as the method of distributions being used as of the date of the owner's death.

                                      5.03


6050531
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
                  (C) DEATH OF THE ANNUITANT WHO IS NOT A CONTRACT OWNER

                  If the Annuitant dies prior to the Annuity Date and before a contract owner, the death benefit will become payable to the Annuitant's Beneficiary.

                  If the Annuitant dies on or after the Annuity Date, no death benefit will be payable under the Contract except as may be provided under the annuity option elected.

                  (D) DEATH OF A JOINT OWNER

                  If any joint owner dies prior to the annuity date, the contract must be distributed. Joint ownership should be limited to spousal joint ownership. In order for the contract to continue under the spousal Beneficiary exception, the contract owner's beneficiary designation must read "surviving spouse". If the surviving spouse is not the contract owner's Beneficiary, the contract will be distributed.

                  If any joint owner dies on or after the annuity date, the contract must continue to be distributed at least as rapidly as the method of distributions prior to the joint owner's death. If the deceased joint owner was also the annuitant, no death benefit will be payable under the contract except as may be provided under the annuity option elected.

                  (E) PAYMENT OF DEATH BENEFIT

                  Payments made under the death benefit provisions will be made in one lump sum and must be made within five (5) years after the date of death of a contract owner or Annuitant. If the Beneficiary makes a written request within one year of the death of the Annuitant or owner, the proceeds may be applied to create an immediate annuity for the Beneficiary, who will be the owner and Annuitant. Payments under the annuity, or under any other method of payment Security Equity makes available, must be for the life of the Beneficiary, or for a number of years that is not more than the life expectancy of the Beneficiary (as determined for federal tax purposes) at the time of a contract owner's or Annuitant's death, and must begin within one year after a contract owner's or Annuitant's death.

                  The death benefit will be paid or credited within seven days of receipt at the Annuity Service Office of due proof of death and a Written Request for payment, except as we may be permitted to defer such payment in accordance with the Investment Company Act of 1940 and applicable state insurance law.

AMOUNT OF DEATH BENEFIT

                  The death benefit will be the gross death benefit described below, less any applicable administrative charges. The surrender charge is not applicable in the event of the Annuitant's death.

                  The gross death benefit during the first six Contract Years will be equal to the greater of: (a) the Accumulated Value on the date due proof of death and a Written Request for payment is received at our Annuity Service Office or, (b) the sum of all net purchase payments made, less any amount deducted in connection with partial withdrawals. During any subsequent six Contract Year period, the gross death benefit will be the greater of: (a) the Accumulated Value on the date due proof of death and a Written Request for payment is received at our Annuity Service Office, or (b) the death benefit on the last day of the previous six Contract Year period plus any net purchase payments made and less any amount deducted in connection with partial withdrawals since then. Notwithstanding the above, if the Date of Issue is on or after the Annuitant's 75th birthday, the gross death benefit will be the Accumulated Value on the date due proof of death and a Written Request for payment is received at our Annuity Service Office.

                                      5.04


6050531
(7/94)

                  13. PERSONS WITH AN INTEREST IN THE CONTRACT

OWNERSHIP

                  The owner is as shown in the application or in any supplemental agreement attached to this Contract, unless later changed as provided in this Contract. You, as owner, are entitled to all rights provided by this Contract, prior to the Annuity Date. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision. After the Annuity Date, you cannot change the payee nor the mode of payment, unless otherwise provided in this Contract. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action.

BENEFICIARY

                  The original Beneficiary is as shown in the application. You may change the Beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the Beneficiary has no rights in this Contract before the death of a contract owner or Annuitant. If there is more than one Beneficiary, each will receive equal payments unless otherwise provided. If there are no Beneficiaries living when the Annuitant dies, or at the end of any common disaster period, the Proceeds (commuted if required) will be payable to you, if you are living, or to your estate. If there are no Beneficiaries living when a contract owner dies, or at the end of any common disaster period, the Proceeds (commuted if required) will be payable to your estate.

CHANGE OF OWNER OR BENEFICIARY

                  During the Annuitant's lifetime you may change the Ownership and Beneficiary designations. You must make the change in written form satisfactory to us. If acceptable to us it will take effect as of the time you signed the Written Request, whether or not the Annuitant is living when we receive your request at our Annuity Service Office. The change will be subject to any assignment of this Contract or other legal restrictions. It will also be subject to any payment we made or action we took before we received your Written Request of the change. We have the right to require the Contract for endorsement before we accept the change. We will not be bound by any Change of Owner of the Contract or of any interest in it unless we send you an acknowledged copy.

                  If you are also the Beneficiary of the Contract at the time of the Annuitant's death, you may designate some other person to receive the Proceeds of the Contract at the time due proof of death is submitted to our Annuity Service Office.

                  If this is a non-corporate qualified contract, you may not transfer, sell, assign, discount, or pledge this Contract for a loan or a security for the performance of an obligation or any other purpose to any person other than to us at our Annuity Service Office.

ASSIGNMENTS

                  THIS ASSIGNMENT PROVISION WILL NOT APPLY TO NON-CORPORATE QUALIFIED CONTRACTS. NO ASSIGNMENT WILL BE PERMITTED IN SUCH CASES.

                  We will not be bound by an assignment of the Contract or of any interest in it unless:

                  1. It is made as a written instrument;

                  2. You file the original instrument or a certified copy with us at our Annuity Service Office; and

                  3. We send you an acknowledged copy.

                  We are not responsible for the validity of any assignment.

                  If a claim is based on an assignment, we may require proof of the interest of the claimant. A valid assignment will take precedence over any claim of a Beneficiary. Any amounts due under a valid assignment will be paid in one lump sum.

                                      6.01


6060531
(7/94)

                  14. THE CONTRACT

THE CONTRACT

                  This Contract, its endorsements and amendments if any, and the application, a copy of which is attached to and made a part of the Contract, are the entire Contract. This Contract will be subject to all of the provisions of the Investment Company Act of 1940 at all times during which the Separate Accounts are registered under such act as unit investment trusts.

CONTROL

                  Consistent with the terms of any Beneficiary designation, you may, during the life of the Annuitant, do any of the things described below:

                  1. Prior to the time when Annuity Payments have begun you may surrender this Contract or withdraw a portion of the Accumulated Value.

                  2. You may exercise any right, receive any benefit, or enjoy any privilege contained in this Contract.

MODIFICATION

                  No condition or provision of this Contract can be waived or modified except by a written instrument signed by our president, a vice president, the secretary, or an assistant secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this Contract, or to waive any of its provisions.

                  Upon notice to you, or the Payee(s) after the Annuity Date, this Contract may be modified by us, but only if such modification (a) is necessary to make the Contract or the Separate Accounts comply with any law or regulation issued by a governmental agency to which we or the Separate Accounts are subject; or (b) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to non-corporate contracts; or
                  (c) is necessary to reflect a change in the operation of the Separate Accounts or the Divisions; or (d) provides additional Separate Accounts. In the event of any such modification, we may make appropriate endorsement to the Contract to reflect such modification.

STATEMENTS IN APPLICATION

                  All statements made by the Annuitant or on his or her behalf, or by the applicant, will be deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the Contract or deny a claim unless made in the application.

INCONTESTABILITY

                  We will not contest this Contract.

MISSTATEMENT OF AGE OR SEX

                  If the age or sex of the Annuitant has been misstated in the application, the benefits available under this Contract will be those which the purchase payments would have purchased for the correct age or sex.

CLAIMS OF CREDITORS

                  To the extent permitted by law, neither the Contract nor any payment under it will be subject to the claim of creditors or to any legal process.

CONFORMITY WITH STATUTES

                  If any provision in this Contract is in conflict with the laws of the state which govern this Contract, the provision will be deemed to be amended to conform with such laws.

RELATIONSHIP OF THIS CONTRACT TO COMPANY ACCOUNTS

                  The method of determination by us of the value of an Accumulation Unit or an Annuity Unit will be conclusive upon you and any Beneficiary.


                                      6.02


6060531
(7/94)

CONTRACT OWNER REPORTS

                  At least once each Contract Year we will mail a report to you. The report will be mailed to your last address known to us. The report will include a statement of the number of units credited to the Separate Accounts under this Contract and the dollar value of such units. The information in the report will be as of a date not more than two months prior to the date of mailing the report. We will also mail to you at least once in each Contract Year a report of the investments held in the Divisions under this Contract.

PREMIUM TAX

                  State and local government premium tax, if applicable, will be deducted from purchase payments or Accumulated Value when the tax is incurred by us.

OTHER TAXES

                  We reserve the right to make a charge for any federal, state or local taxes (other than premium taxes) that we incur, or economic burden on us resulting from the application of the tax laws that we determine to be properly attributable to the Separate Accounts or to the contracts.

                                      6.03


6060531
(7/94)

                                                        ANNUITY OPTION TABLES

                                                           FOR EACH $1,000
         ------------------------------------------------------------------------------------------------------------------
                        OPTION 1                            OPTION 2                                     OPTION 4
         ------------------------------------------------------------------------------------------------------------------
AGE OF PAYEE
                         LIFE         60 MONTHS     120 MONTHS     180 MONTHS     240 MONTHS            INCOME FOR A
                        ANNUITY       GUARANTY       GUARANTY       GUARANTY       GUARANTY             FIXED PERIOD
 MALE      FEMALE
        -------------------------------------------------------------------------------------------------------------------

  45         50          $4.53          $4.52          $4.50          $4.46          $4.40           YEARS        MONTHLY
  46         51           4.59           4.58           4.55           4.51           4.45          CERTAIN    INSTALLMENTS
  47         52           4.65           4.64           4.61           4.56           4.50          -------    ------------
  49         53           4.72           4.71           4.67           4.62           4.55              5          18.32
  49         54           4.79           4.77           4.74           4.68           4.60              6          15.56
        -------------------------------------------------------------------------------------------------------------------
  50         55           4.86           4.85           4.81           4.74           4.65              7          13.59
  51         56           4.94           4.92           4.88           4.80           4.71              8          12.11
  52         57           5.02           5.00           4.95           4.87           4.76              9          10.97
  53         58           5.10           5.08           5.03           4.94           4.82             10          10.06
  54         59           5.19           5.17           5.11           5.01           4.88             11           9.31
        -------------------------------------------------------------------------------------------------------------------
  55         60           5.29           5.26           5.20           5.09           4.94             12           8.69
  56         61           5.39           5.36           5.29           5.17           5.00             13           8.17
  57         62           5.49           5.47           5.38           5.25           5.06             14           7.72
  58         63           5.61           5.58           5.48           5.33           5.12             15           7.34
  59         64           5.73           5.70           5.59           5.42           5.18             16           7.00
        -------------------------------------------------------------------------------------------------------------------
  60         65           5.86           5.82           5.70           5.51           5.24             17           6.70
  61         66           6.00           5.96           5.82           5.60           5.31             18           6.44
  62         67           6.15           6.10           5.95           5.69           5.37             19           6.21
  63         68           6.32           6.26           6.08           5.79           5.43             20           6.00
  64         69           6.49           6.42           6.21           5.89           5.48             21           5.81
        -------------------------------------------------------------------------------------------------------------------
  65         70           6.68           6.60           6.35           5.98           5.54             22           5.64
  66         71           6.88           6.78           6.50           6.08           5.59             23           5.49
  67         72           7.09           6.98           6.65           6.18           5.64             24           5.35
  68         73           7.31           7.18           6.81           6.28           5.69             25           5.22
  69         74           7.56           7.40           6.97           6.37           5.73             26           5.10
        -------------------------------------------------------------------------------------------------------------------
  70         75           7.82           7.64           7.14           6.47           5.77             27           4.99
  71         76           8.09           7.88           7.31           6.55           5.81             28           4.89
  72         77           8.39           8.14           7.48           6.64           5.84             29           4.80
  73         78           8.71           8.41           7.65           6.72           5.87             30           4.72
  74         79           9.05           8.70           7.83           6.80           5.89
        -------------------------------------------------------------------------------------------------------------------
  75         80           9.41           9.00           8.00           6.87           5.91
  76         81           9.81           9.32           8.17           6.93           5.93
  77         82          10.23           9.65           8.34           6.99           5.95
  78         83          10.68           9.99           8.50           7.05           5.96
  79         84          11.16          10.35           8.66           7.10           5.97
        -------------------------------------------------------------------------------------------------------------------
  80       85 &          11.68          10.72           8.81           7.14           5.98
  81       OVER          12.23          11.09           8.95           7.18           5.99
  82                     12.81          11.47           9.09           7.21           5.99
  83                     13.44          11.86           9.21           7.23           5.99
  84                     14.09          12.25           9.32           7.26           6.00
        -------------------------------------------------------------------------------------------------------------------
85 &                     14.79          12.64           9.43           7.28           6.00
OVER
        -------------------------------------------------------------------------------------------------------------------

The mortality table used in computing annuity options under this contract is the 1983 Individual Annuity Mortality Table a.

                                      7.01


6070531
(7/94)

                                 FOR EACH $1,000

        OPTION 3-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE

      ----------------------------------------------------------------------------------------------------------------------------
AGE OF PRIMARY
    PAYEE                                                       AGE OF SECONDARY PAYEE
      ----------------------------------------------------------------------------------------------------------------------------
MALE             45        46        47        48        49        50        51        52        53        54        55        56
      ----------------------------------------------------------------------------------------------------------------------------
      FEMALE     50        51        52        53        54        55        56        57        58        59        60        61
      ----------------------------------------------------------------------------------------------------------------------------

 50     55     $4.19     $4.22     $4.24     $4.27     $4.30     $4.32     $4.35     $4.37     $4.40     $4.43     $4.45     $4.47
 51     56      4.21      4.23      4.26      4.29      4.32      4.35      4.38      4.40      4.43      4.46      4.48      4.51
 52     57      4.22      4.25      4.28      4.31      4.34      4.37      4.40      4.43      4.46      4.49      4.52      4.55
 53     58      4.24      4.27      4.30      4.33      4.37      4.40      4.43      4.46      4.49      4.52      4.55      4.58
 54     59      4.25      4.29      4.32      4.35      4.39      4.42      4.46      4.49      4.52      4.56      4.59      4.62

      ----------------------------------------------------------------------------------------------------------------------------
 55     60      4.27      4.30      4.34      4.37      4.41      4.45      4.48      4.52      4.55      4.59      4.62      4.66
 56     61      4.28      4.32      4.36      4.39      4.43      4.47      4.51      4.54      4.58      4.62      4.66      4.70
 57     62      4.30      4.33      4.37      4.41      4.45      4.49      4.53      4.57      4.61      4.65      4.69      4.73
 58     63      4.31      4.35      4.39      4.43      4.47      4.51      4.55      4.60      4.64      4.68      4.73      4.77
 59     64      4.32      4.36      4.40      4.45      4.49      4.53      4.58      4.62      4.67      4.71      4.76      4.80

      ----------------------------------------------------------------------------------------------------------------------------
 60     65      4.34      4.38      4.42      4.46      4.51      4.55      4.60      4.65      4.69      4.74      4.79      4.84
 61     66      4.35      4.39      4.43      4.48      4.53      4.57      4.62      4.67      4.72      4.77      4.82      4.87
 62     67      4.36      4.40      4.45      4.49      4.54      4.59      4.64      4.69      4.75      4.80      4.85      4.91
 63     68      4.37      4.41      4.46      4.51      4.56      4.61      4.66      4.71      4.77      4.83      4.88      4.94
 64     69      4.38      4.42      4.47      4.52      4.57      4.63      4.68      4.74      4.79      4.85      4.91      4.97
      ----------------------------------------------------------------------------------------------------------------------------
 65     70      4.39      4.43      4.48      4.53      4.59      4.64      4.70      4.76      4.81      4.88      4.94      5.00
 66     71      4.40      4.44      4.49      4.55      4.60      4.66      4.71      4.77      4.84      4.90      4.96      5.03
 67     72      4.40      4.45      4.50      4.56      4.61      4.67      4.73      4.79      4.86      4.92      4.99      5.06
 68     73      4.41      4.46      4.51      4.57      4.63      4.68      4.75      4.81      4.87      4.94      5.01      5.09
 69     74      4.42      4.47      4.52      4.58      4.64      4.70      4.76      4.82      4.89      4.96      5.03      5.11
      ----------------------------------------------------------------------------------------------------------------------------
 70     75      4.43      4.48      4.53      4.59      4.65      4.71      4.77      4.84      4.91      4.98      5.06      5.13
 71     76      4.43      4.48      4.54      4.60      4.66      4.72      4.78      4.85      4.92      5.00      5.08      5.16
 72     77      4.44      4.49      4.55      4.60      4.67      4.73      4.80      4.87      4.94      5.01      5.09      5.18
 73     78      4.44      4.50      4.55      4.61      4.67      4.74      4.81      4.88      4.95      5.03      5.11      5.20
 74     79      4.45      4.50      4.56      4.62      4.68      4.75      4.82      4.89      4.96      5.04      5.13      5.21
      ----------------------------------------------------------------------------------------------------------------------------
 75     80      4.45      4.51      4.56      4.63      4.69      4.76      4.83      4.90      4.98      5.06      5.14      5.23
      ----------------------------------------------------------------------------------------------------------------------------


                            OPTION 3-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
         -------------------------------------------------------------------------------------------
AGE OF PRIMARY
    PAYEE                                        AGE OF SECONDARY PAYEE
      ----------------------------------------------------------------------------------------------
MALE             57        58        59        60        61        62        63        64        65
      ----------------------------------------------------------------------------------------------
      FEMALE     62        63        64        65        66        67        68        69        70
      ----------------------------------------------------------------------------------------------

 50     55     $4.50     $4.52     $4.54     $4.56     $4.58     $4.60     $4.62     $4.64     $4.65
 51     56      4.54      4.56      4.58      4.61      4.63      4.65      4.67      4.69      4.71
 52     57      4.57      4.60      4.63      4.65      4.68      4.70      4.72      4.74      4.76
 53     58      4.61      4.64      4.67      4.70      4.73      4.75      4.78      4.80      4.82
 54     59      4.65      4.69      4.72      4.75      4.78      4.80      4.83      4.86      4.88
      ----------------------------------------------------------------------------------------------
 55     60      4.69      4.73      4.76      4.79      4.83      4.86      4.89      4.91      4.94
 56     61      4.73      4.77      4.81      4.84      4.88      4.91      4.94      4.97      5.00
 57     62      4.77      4.81      4.85      4.89      4.93      4.96      5.00      5.03      5.07
 58     63      4.81      4.85      4.90      4.94      4.98      5.02      5.06      5.10      5.13
 59     64      4.85      4.90      4.94      4.99      5.03      5.07      5.12      5.16      5.20
      ----------------------------------------------------------------------------------------------
 60     65      4.89      4.94      4.99      5.03      5.08      5.13      5.18      5.22      5.27
 61     66      4.93      4.98      5.03      5.08      5.13      5.19      5.24      5.28      5.33
 62     67      4.96      5.02      5.07      5.13      5.19      5.24      5.30      5.35     .5.40
 63     68      5.00      5.06      5.12      5.18      5.24      5.30      5.35      5.41      5.47
 64     69      5.03      5.10      5.16      5.22      5.29      5.35      5.41      5.48      5.54
      ----------------------------------------------------------------------------------------------
 65     70      5.07      5.13      5.20      5.27      5.34      5.40      5.47      5.54      5.61
 66     71      5.10      5.17      5.24      5.31      5.38      5.46      5.53      5.60      5.68
 67     72      5.13      5.20      5.28      5.35      5.43      5.51      5.59      5.66      5.74
 68     73      5.16      5.24      5.31      5.39      5.48      5.56      5.64      5.73      5.81
 69     74      5.19      5.27      5.35      5.43      5.52      5.61      5.69      5.78      5.87
      ----------------------------------------------------------------------------------------------
 70     75      5.21      5.30      5.38      5.47      5.56      5.65      5.75      5.84      5.94
 71     76      5.24      5.33      5.41      5.51      5.60      5.70      5.79      5.90      6.00
 72     77      5.26      5.35      5.44      5.54      5.64      5.74      5.84      5.95      6.06
 73     78      5.28      5.38      5.47      5.57      5.67      5.78      5.89      6.00      6.11
 74     79      5.31      5.40      5.50      5.60      5.71      5.82      5.93      6.05      6.17
      ----------------------------------------------------------------------------------------------
 75     80      5.32      5.42      5.52      5.63      5.74      5.85      5.97      6.09      6.22
      ----------------------------------------------------------------------------------------------


                                           OPTION 3-MONTHLY INSTALLMENTS-JOINT AND ONE-HALF TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------------------------------
AGE OF PRIMARY
   PAYEE                                                        AGE OF SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------------------------------
MALE             45        46        47        48        49        50        51        52        53        54        55        56
----------------------------------------------------------------------------------------------------------------------------------
      FEMALE     50        51        52        53        54        55        56        57        58        59        60        61
----------------------------------------------------------------------------------------------------------------------------------

 50     55     $4.50     $4.51     $4.53     $4.55     $4.56     $4.58     $4.59     $4.60     $4.62     $4.63     $4.65     $4.66
 51     56      4.54      4.56      4.57      4.59      4.61      4.62      4.64      4.65      4.67      4.68      4.70      4.71
 52     57      4.59      4.60      4.62      4.64      4.66      4.67      4.69      4.71      4.72      4.74      4.75      4.77
 53     58      4.63      4.65      4.67      4.69      4.70      4.72      4.74      4.76      4.78      4.80      4.81      4.83
 54     59      4.68      4.70      4.72      4.74      4.76      4.78      4.80      4.81      4.83      4.85      4.87      4.89
----------------------------------------------------------------------------------------------------------------------------------
 55     60      4.72      4.74      4.77      4.79      4.81      4.83      4.85      4.87      4.89      4.91      4.93      4.95
 56     61      4.77      4.79      4.82      4.84      4.86      4.88      4.91      4.93      4.95      4.97      5.00      5.02
 57     62      4.82      4.85      4.87      4.89      4.92      4.94      4.97      4.99      5.01      5.04      5.06      5.09
 58     63      4.87      4.90      4.92      4.95      4.98      5.00      5.03      5.05      5.08      5.10      5.13      5.16
 59     64      4.93      4.95      4.98      5.01      5.03      5.06      5.09      5.12      5.14      5.17      5.20      5.23
----------------------------------------------------------------------------------------------------------------------------------
 60     65      4.98      5.01      5.04      5.07      5.10      5.13      5.15      5.18      5.21      5.24      5.27      5.30
 61     66      5.04      5.07      5.10      5.13      5.16      5.19      5.22      5.25      5.29      5.32      5.35      5.38
 62     67      5.10      5.13      5.16      5.19      5.23      5.26      5.29      5.33      5.36      5.39      5.43      5.46
 63     68      5.17      5.20      5.23      5.26      5.30      5.33      5.36      5.40      5.44      5.47      5.51      5.54
 64     69      5.23      5.26      5.30      5.33      5.37      5.40      5.44      5.48      5.51      5.55      5.59      5.63
----------------------------------------------------------------------------------------------------------------------------------
 65     70      5.30      5.33      5.36      5.40      5.44      5.48      5.51      5.55      5.59      5.64      5.68      5.72
 66     71      5.36      5.40      5.44      5.47      5.51      5.55      5.59      5.64      5.68      5.72      5.77      5.81
 67     72      5.43      5.47      5.51      5.55      5.59      5.63      5.67      5.72      5.76      5.81      5.86      5.90
 68     73      5.50      5.54      5.58      5.62      5.67      5.71      5.76      5.80      5.85      5.90      5.95      6.00
 69     74      5.58      5.62      5.66      5.70      5.75      5.79      5.84      5.89      5.94      5.99      6.04      6.10
----------------------------------------------------------------------------------------------------------------------------------
 70     75      5.65      5.69      5.74      5.78      5.83      5.88      5.93      5.98      6.03      6.08      6.14      6.20
 71     76      5.73      5.77      5.82      5.86      5.91      5.96      6.01      6.07      6.12      6.18      6.24      6.30
 72     77      5.80      5.85      5.90      5.95      6.00      6.05      6.10      6.16      6.22      6.28      6.34      6.40
 73     78      5.88      5.93      5.98      6.03      6.08      6.14      6.19      6.25      6.31      6.38      6.44      6.51
 74     79      5.96      6.01      6.06      6.12      6.17      6.23      6.29      6.35      6.41      6.48      6.55      6.62
----------------------------------------------------------------------------------------------------------------------------------
 75     80      6.05      6.10      6.15      6.20      6.26      6.32      6.38      6.44      6.51      6.58      6.65      6.73
----------------------------------------------------------------------------------------------------------------------------------

       OPTION 3-MONTHLY INSTALLMENTS-JOINT AND ONE-HALF TO SECONDARY PAYEE

AGE OF PRIMARY
   PAYEE                                         AGE OF SECONDARY PAYEE
-----------------------------------------------------------------------------------------------------
MALE              57        58        59        60        61        62        63        64        65
-----------------------------------------------------------------------------------------------------
      FEMALE      62        63        64        65        66        67        68        69        70
-----------------------------------------------------------------------------------------------------
 50     55     $4.67     $4.68     $4.69     $4.71     $4.72     $4.73     $4.74     $4.75     $4.75
 51     56      4.73      4.74      4.75      4.77      4.78      4.79      4.80      4.81      4.82
 52     57      4.79      4.80      4.81      4.83      4.84      4.85      4.86      4.88      4.89
 53     58      4.85      4.86      4.88      4.89      4.91      4.92      4.93      4.95      4.96
 54     59      4.91      4.93      4.94      4.96      4.97      4.99      5.00      5.02      5.03
-----------------------------------------------------------------------------------------------------
 55     60      4.97      4.99      5.01      5.03      5.04      5.06      5.08      5.09      5.11
 56     61      5.04      5.06      5.08      5.10      5.12      5.14      5.15      5.17      5.19
 57     62      5.11      5.13      5.15      5.17      5.20      5.22      5.24      5.25      5.27
 58     63      5.18      5.20      5.23      5.25      5.28      5.30      5.32      5.34      5.36
 59     64      5.25      5.28      5.31      5.33      5.36      5.38      5.41      5.43      5.45
-----------------------------------------------------------------------------------------------------
 60     65      5.33      5.36      5.39      5.42      5.44      5.47      5.50      5.52      5.55
 61     66      5.41      5.44      5.47      5.51      5.54      5.56      5.59      5.62      5.65
 62     67      5.50      5.53      5.56      5.60      5.63      5.66      5.69      5.72      5.75
 63     68      5.58      5.62      5.65      5.69      5.73      5.76      5.80      5.83      5.86
 64     69      5.67      5.71      5.75      5.79      5.83      5.87      5.90      5.94      5.98
-----------------------------------------------------------------------------------------------------
 65     70      5.76      5.80      5.85      5.89      5.93      5.97      6.01      6.06      6.10
 66     71      5.86      5.90      5.95      5.99      6.04      6.08      6.13      6.17      6.22
 67     72      5.95      6.00      6.05      6.10      6.15      6.20      6.25      6.30      6.35
 68     73      6.05      6.10      6.16      6.21      6.26      6.32      6.37      6.42      6.48
 69     74      6.15      6.21      6.26      6.32      6.38      6.44      6.48      6.55      6.61
-----------------------------------------------------------------------------------------------------
 70     75      6.26      6.31      6.38      6.44      6.50      6.56      6.62      6.69      6.75
 71     76      6.36      6.42      6.49      6.55      6.62      6.69      6.75      6.89      6.89
 72     77      6.47      6.54      6.60      6.67      6.74      6.82      6.89      6.96      7.04
 73     78      6.58      6.65      6.72      6.79      6.87      6.95      7.03      7.10      7.18
 74     79      6.69      6.76      6.84      6.92      7.00      7.08      7.17      7.25      7.34
-----------------------------------------------------------------------------------------------------
 75     80      6.80      6.88      6.96      7.04      7.13      7.22      7.31      7.40      7.49
-----------------------------------------------------------------------------------------------------

                                      7.02


6070531
(7/94)

                                 FOR EACH $1,000

      OPTION 3-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE

AGE OF PRIMARY
   PAYEE                                                        AGE OF SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------------------------------
MALE              45        46        47        48        49        50        51        52        53        54        55        56
----------------------------------------------------------------------------------------------------------------------------------
      FEMALE      50        51        52        53        54        55        56        57        58        59        60        61
----------------------------------------------------------------------------------------------------------------------------------
 50     55     $4.39     $4.41     $4.43     $4.45     $4.47     $4.49     $4.51     $4.53     $4.54     $4.56     $4.58     $4.60
 51     56      4.42      4.44      4.47      4.49      4.51      4.53      4.55      4.57      4.59      4.61      4.63      4.64
 52     57      4.46      4.48      4.50      4.52      4.55      4.57      4.59      4.61      4.63      4.65      4.67      4.69
 53     58      4.49      4.52      4.54      4.56      4.59      4.61      4.63      4.66      4.68      4.70      4.72      4.74
 54     59      4.53      4.55      4.58      4.60      4.63      4.65      4.68      4.70      4.73      4.75      4.77      4.80
----------------------------------------------------------------------------------------------------------------------------------
 55     60      4.56      4.59      4.61      4.64      4.67      4.69      4.72      4.75      4.77      4.80      4.83      4.85
 56     61      4.60      4.62      4.65      4.68      4.71      4.74      4.77      4.79      4.82      4.85      4.88      4.91
 57     62      4.63      4.66      4.69      4.72      4.75      4.78      4.81      4.84      4.87      4.90      4.93      4.96
 58     63      4.67      4.70      4.73      4.76      4.79      4.83      4.86      4.89      4.92      4.96      4.99      5.02
 59     64      4.71      4.74      4.77      4.81      4.84      4.87      4.91      4.94      4.98      5.01      5.04      5.08
----------------------------------------------------------------------------------------------------------------------------------
 60     65      4.75      4.78      4.81      4.85      4.86      4.92      4.96      4.99      5.03      5.07      5.10      5.14
 61     66      4.79      4.82      4.86      4.89      4.93      4.97      5.01      5.04      5.08      5.12      5.16      5.20
 62     67      4.83      4.86      4.90      4.94      4.98      5.02      5.06      5.10      5.14      5.18      5.22      5.26
 63     68      4.87      4.91      4.94      4.98      5.02      5.07      5.11      5.15      5.19      5.24      5.28      5.33
 64     69      4.91      4.95      4.99      5.03      5.07      5.12      5.16      5.20      5.25      5.30      5.34      5.39
----------------------------------------------------------------------------------------------------------------------------------
 65     70      4.95      4.99      5.03      5.08      5.12      5.17      5.21      5.26      5.31      5.36      5.41      5.46
 66     71      5.00      5.04      5.08      5.13      5.17      5.22      5.27      5.32      5.37      5.42      5.47      5.52
 67     72      5.04      5.08      5.13      5.17      5.22      5.27      5.32      5.37      5.43      5.48      5.54      5.59
 68     73      5.08      5.13      5.17      5.22      5.27      5.32      5.37      5.43      5.48      5.54      5.60      5.66
 69     74      5.13      5.17      5.22      5.27      5.32      5.37      5.43      5.49      5.54      5.60      5.67      5.73
----------------------------------------------------------------------------------------------------------------------------------
 70     75      5.17      5.22      5.27      5.32      5.37      5.43      5.48      5.54      5.60      5.67      5.73      5.80
 71     76      5.22      5.27      5.32      5.37      5.42      5.48      5.54      5.60      5.66      5.73      5.80      5.87
 72     77      5.26      5.31      5.37      5.42      5.48      5.53      5.60      5.66      5.72      5.79      5.86      5.93
 73     78      5.31      5.36      5.41      5.47      5.53      5.59      5.65      5.72      5.78      5.85      5.93      6.00
 74     79      5.36      5.41      5.46      5.52      5.58      5.64      5.71      5.77      5.84      5.92      5.99      6.07
----------------------------------------------------------------------------------------------------------------------------------
 75     80      5.40      5.45      5.51      5.57      5.63      5.58      5.76      5.83      5.90      5.98      6.06      6.14
----------------------------------------------------------------------------------------------------------------------------------







      OPTION 3-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE

AGE OF PRIMARY
   PAYEE                                         AGE OF SECONDARY PAYEE
-----------------------------------------------------------------------------------------------------
MALE              57        58        59        60        61        62        63        64        65
-----------------------------------------------------------------------------------------------------
      FEMALE      62        63        64        65        66        67        68        69        70
-----------------------------------------------------------------------------------------------------
 50     55     $4.61     $4.63     $4.64     $4.66     $4.67     $4.68     $4.70     $4.71     $4.72
 51     56      4.66      4.68      4.70      4.71      4.73      4.74      4.76      4.77      4.78
 52     57      4.71      4.73      4.75      4.77      4.78      4.80      4.82      4.83      4.85
 53     58      4.77      4.79      4.81      4.83      4.84      4.86      4.88      4.90      4.91
 54     59      4.82      4.84      4.86      4.89      4.91      4.93      4.94      4.96      4.98
-----------------------------------------------------------------------------------------------------
 55     60      4.88      4.90      4.92      4.95      4.97      4.99      5.01      5.03      5.05
 56     61      4.93      4.96      4.99      5.01      5.04      5.06      5.08      5.10      5.13
 57     62      4.99      5.02      5.05      5.08      5.10      5.13      5.15      5.18      5.20
 58     63      5.05      5.08      5.11      5.14      5.17      5.20      5.23      5.26      5.28
 59     64      5.11      5.15      5.18      5.21      5.24      5.28      5.31      5.34      5.36
-----------------------------------------------------------------------------------------------------
 60     65      5.18      5.21      5.25      5.28      5.32      5.35      5.39      5.42      5.45
 61     66      5.24      5.28      5.32      5.36      5.39      5.43      5.47      5.50      5.54
 62     67      5.31      5.35      5.39      5.43      5.47      5.51      5.55      5.59      5.63
 63     68      5.37      5.42      5.46      5.51      5.55      5.60      5.64      5.68      5.73
 64     69      5.44      5.49      5.54      5.59      5.64      5.68      5.73      5.78      5.82
-----------------------------------------------------------------------------------------------------
 65     70      5.51      5.56      5.61      5.67      5.72      5.77      5.82      5.87      5.92
 66     71      5.58      5.64      5.69      5.75      5.80      5.86      5.92      5.97      6.03
 67     72      5.65      5.71      5.77      5.83      5.89      5.95      6.01      6.07      6.13
 68     73      5.72      5.78      5.85      5.91      5.98      6.04      6.11      6.17      6.24
 69     74      5.79      5.86      5.93      5.99      6.06      6.13      6.20      6.27      6.35
-----------------------------------------------------------------------------------------------------
 70     75      5.86      5.93      6.01      6.08      6.15      6.23      6.30      6.38      6.45
 71     76      5.94      6.01      6.09      6.16      6.24      6.32      6.40      6.48      6.57
 72     77      6.01      6.09      6.17      6.25      6.33      6.41      6.50      6.59      6.68
 73     78      6.08      6.16      6.25      6.33      6.42      6.51      6.60      6.69      6.79
 74     79      6.15      6.24      6.33      6.42      6.51      6.60      6.70      8.80      6.90
-----------------------------------------------------------------------------------------------------
 75     80      6.23      6.31      6.41      6.50      6.60      6.70      6.80      6.91      7.01
-----------------------------------------------------------------------------------------------------



                                      7.03


6070531
(7/94)